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                                                                    EXHIBIT 10.1
                                    SUBLEASE
                                    --------


SUBLEASE dated as of August 15, 1996 between:

     THE PIONEER GROUP, INC., a Delaware corporation having an office at 60 State Street, Boston, Massachusetts (the "Subtenant"); and

     CITIZENS FINANCIAL GROUP INC., successor by merger to Bank of Ireland First Holdings, Inc., a Delaware corporation having an office at 875 Elm Street, Manchester, New Hampshire (the "Sublandlord").

                                    PREAMBLE
                                    --------

     The Trustees of 60 State Street Trust, established u/d/t dated
September 10, 1970, as amended, (the "Landlord") have leased the 20th floor of the building known as 60 State Street, Boston, Massachusetts, consisting of approximately 4,045 rentable square feet (the "Premises") to Sublandlord, as tenant, pursuant to the following lease (the "Lease"):

               Lease dated as of June 15, 1994 from Landlord to Sublandlord, as amended by First Amendment to Lease dated as of June 15, 1995.

     Subtenant and Sublandlord, as successor in interest to all rights, title and interests in, to and under the Lease as tenant, have agreed that Subtenant shall sublease the Premises from Sublandlord, and assume all obligations of the Sublandlord under the Lease.

     Accordingly, in consideration for the covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (all capitalized terms used herein which are not expressly defined herein shall have the meanings given in the Lease):

     1. SUBLEASE. Subtenant hereby subleases the Premises from Sublandlord, subject to and in accordance with the terms and conditions of the Lease, for the remainder of the Term of the Lease, commencing August 15, 1996 (the "Commencement Date"}, and ending at 11:59 P.M. on March 25, 2002 (the "Term"). All rights and obligations of Subtenant hereunder shall correspond to Sublandlord's rights and obligations under the Lease. Sublandlord represents and warrants to Subtenant that it owns the entire leasehold estate granted under the Lease, as successor by merger to Bank of Ireland First Holdings, Inc., and has not assigned, pledged, subleased or otherwise conveyed any of its rights, title or interests in, to or under the Lease.

     2. BASE SUBRENT. As Base Subrent, Subtenant shall pay directly to Landlord or, if requested by Sublandlord, to Sublandlord the Base Rent of $27.50 per rentable square foot per year for the 2,582 rentable square feet of "Original Premises" and $32.00 per square foot per year for the 1,463 rentable square feet of "Additional Premises", as defined in the First Amendment to the Lease, in equal installments of $9,818.41 (the "Base Rent") in advance of the first day of each full calendar month included in the Term. At the beginning or end of the Term involving portions of months, the above amount shall be payable in advance and prorated for such portion. No


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Base Rent shall be due for the period from August 15, 1996 through October 31,
1996, and the first installment of Base Rent shall be due on November 1, 1996.

3. ADDITIONAL SUBRENT. As Additional Subrent, Subtenant shall pay directly to Landlord or, if requested by Sublandlord, to Sublandlord all Additional Rent, to include (a) the Electricity Charge, (b) the Tenant's Proportionate Share of Tax Expenses in excess of the Tax Expense Base as required under Section 2.7.2 of the Lease, (c) the Tenant's Proportionate Share of Operating Expenses in excess of the Operating Expense Base as required under Section 2.6.2 of the Lease, and (d) all other charges, costs and expenses, due and owing to Landlord from Sublandlord under the Lease (excluding charges resulting from Sublandlord's default under the Lease not caused by Subtenant's default under the Sublease) ("Additional Rent") during and for the Term of the Lease, as and when billed by Landlord, all of the foregoing payment obligations commencing November 1, 1996. The determination of what constitutes Additional Rent and the calculation of the amounts of the items included in Additional Rent allocable to the Premises shall be determined as provided in the Lease, including payments based upon estimated amounts to be reconciled following actual determination by Landlord. All rights to an accounting of Additional Rent, if any, shall be as provided and limited by the Lease. Subtenant's Proportionate Share for calculation of Additional Rent charged by Landlord shall be as set forth in Section 1.1 of the Lease.

     4. NO RENEWAL OPTION. Subtenant acknowledges that there is no renewal option or similar right to extend the Term.

     5. COPY OF LEASE. Subtenant acknowledges receipt of a complete copy of the Lease, including the amendment referenced in the Preamble to this Sublease, and Sublandlord warrants that a true and complete copy of the Lease has been delivered to Subtenant.

     6. SUBRENT PAYMENTS. If Subtenant makes its payments of Base Rent and/or Additional Rent directly to the Landlord, it will, if requested by Sublandlord, copy Sublandlord on its payment transmittal. If payment is made to Sublandlord, payment shall be made at least three (3) business days before the date the corresponding payment is due from Sublandlord to Landlord under the Lease. Any interest, late charges or penalties incurred by Sublandlord due to Subtenant's late payment hereunder shall be chargeable to Subtenant as additional rent.

     7. INSURANCE. Any and all insurance required of Sublandlord under the Lease as tenant respecting the Premises shall be provided and maintained by Subtenant both as to amount and types of coverage. Sublandlord shall be named as an "additional named insured" on all insurance policies maintained by Subtenant on the Premises. Subtenant shall provide to Sublandlord prior to commencement of the Term evidence of such coverage on ACORD Forms 25-S and 27 executed by or on behalf of the insurer, and shall provide Sublandlord copies of its insurance policies on the Premises upon Sublandlord's request.

     8. ASSUMPTION; INDEMNIFICATION. Commencing on the Commencement Date, Sublandlord assigns to Subtenant all rights and privileges of

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Sublandlord under the Lease, and Subtenant assumes all obligations of
Sublandlord under the Lease arising after the Commencement Date, and shall perform and observe all covenants, agreements, conditions, and other provisions of the Lease which are to be performed and observed on the part of Sublandlord as tenant under the Lease, including without limitation the curing of all defaults of Subtenant within the applicable grace periods, if any. Sublandlord shall be entitled to pursue all rights and remedies against Subtenant under this Sublease which Landlord is entitled to pursue against Sublandlord under the Lease, including without limitation rights to terminate the Sublease, evict the Subtenant and claim damages, and Subtenant indemnifies and holds Sublandlord, its successors and assigns harmless from and against any and all claims, losses, liabilities, actions, and expenses, including reasonable attorney's fees, arising from any failure by Subtenant to perform any and all obligations assumed or otherwise undertaken hereunder by Subtenant or from any other act, omission or negligence of Subtenant.

     9. REMEDIES OF SUBTENANT; INDEMNIFICATION; NO AMENDMENT. In the event that the Lease is terminated due to the default of Sublandlord and not Subtenant, then Subtenant may, at its option, pursue all available remedies against Sublandlord at equity and at law, including the right to damages suffered by Subtenant due to said default of Sublandlord. Sublandlord indemnifies and holds Subtenant, its successors and assigns, harmless from and against any and all claims, losses, liabilities, actions and expenses, including reasonable attorneys' fees, arising from any act, omission or negligence of Sublandlord or the failure of Sublandlord to perform any and all obligations under the Lease other than those obligations assumed or otherwise undertaken hereunder by Subtenant. Sublandlord agrees that it shall not amend the Lease without the written consent of Subtenant, which consent shall not be unreasonably withheld.

     10. ASSIGNMENT OF WARRANTIES; ALTERATIONS. Sublandlord assigns to Subtenant, to the extent assignable, its rights to any and all warranties respecting Leasehold Improvements constructed by Landlord. Furthermore, Sublandlord consents to any Alterations in and to the Premises, subject to Subtenant obtaining the Landlord's consent pursuant to Section 3.2 of the Lease and otherwise complying with such section and other sections of the Lease applicable to Alterations.

     11. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be hand delivered or either mailed by certified or registered mail, return receipt requested, or delivered by a regularly scheduled overnight express carrier ("Overnight Carrier"), to the applicable party at the following addresses:

         If to the Subtenant, to:

               The Pioneer Group, Inc.
               60 State Street
               Boston, MA 02109-1820
               Attention: Diane Benson

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         If to the Sublandlord, to:

               Citizens Financial Group Inc.
               875 Elm Street
               Manchester, NH 03101
               Attention: Cynthia Golden, Property Administrator
                          Corporate Real Estate

or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Paragraph. All such notices, requests, demands and other communication shall be deemed given and received on the earlier of:

               (i)   the date received;
               (ii) if mailed as provided above, the date of delivery, attempted delivery or refusal of delivery, as indicated on the return receipt; or
               (iii) if given to an Overnight Carrier for delivery, the first business day after being received by the Overnight Carrier.

     12.  General Provisions.
          ------------------

          (a) BINDING AGREEMENT; SUBLEASE NOT ASSIGNABLE. This Sublease shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns; provided, however, that Subtenant may not assign this Sublease or its rights and interests hereunder or further sublease the Premises without the Sublandlord's prior written consent, which consent will not be unreasonably withheld.

          (b) AMENDMENT. This Sublease shall not be changed in any respect except by written instrument signed by the parties hereto.

          (c) GOVERNING LAW. This Sublease and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of the Commonwealth of Massachusetts.

          (d) INCORPORATION BY REFERENCE. To the extent not inconsistent with the express provisions of this Sublease, the provisions of Article X of the Lease are incorporated herein by reference, provided that all references to the "Landlord" shall mean the "Sublandlord", all references to the "Tenant" shall mean the "Subtenant" and all references to the "Lease" shall mean this Sublease.

          (e) ALTERATIONS BY SUBLANDLORD. Sublandlord represents and warrants to Subtenant that Sublandlord had made no Alterations in violation of Section 3.2 of the lease.

          (f) NO SUBLEASE OR ASSIGNMENT. Neither Sublandlord nor Subtenant nor any party claiming through either of them shall enter into any lease, sublease, license, concession or other agreement for the use of the

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Premises which provides for rental or other payment for such use or occupancy based, in whole or in part, on the net income or profits derived by any person or entity from the space leased, occupied or used (other than an amount based on a fixed percentage or percentages of gross receipts or gross sales). Any such purported lease, sublease, license, concession or other transfer shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use or occupancy of any part of the Premises. Subject to compliance with the foregoing requirements, Subtenant shall be entitled to sublease or assign hereunder so long as the original Subtenant, The Pioneer Group, Inc., remains liable on this Sublease. Sublease must be approved by both Landlord and Sublandlord, such approval not to be unreasonably withheld.

          (g) BROKERS. The parties recognize that the broker for this Lease was The Codman Company. Sublandlord shall be solely responsible for the payment of the agreed upon brokerage commissions to said broker, and Subtenant shall have no responsibility therefor. Each party hereby represents and warrants to the other that it has not engaged any other broker, agent or finder who was instrumental in negotiating or consummating this Sublease and that neither party knows of any other real estate broker, agent or finder who is, or might be, entitled to a commission in connection with this Sublease. Any broker, agent or finder of either party whom such party has failed to disclose herein shall be paid by such party. Each party shall hold the other harmless from all damages and indemnify such party for all said damage paid or incurred by such party resulting from any claims that may be asserted against the indemnifying party by any broker, agent or finder of the indemnifying party undisclosed herein.

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     IN WITNESS WHEREOF, Subtenant and Sublandlord have executed and delivered this Sublease as of the day and year first above written.

                                   SUBTENANT:


                                              THE PIONEER GROUP, INC.


                                       By:

/s/ J.M. Kucinski                             /s/ DIANE N. BENSON
----------------------------                  ----------------------------
Witness                                       Duly authorized

                                              DIANE N. BENSON
                                              ----------------------------
                                              [Print Name]

                                              VICE PRESIDENT
                                              ----------------------------
                                              [Print Title]


                                  SUBLANDLORD:



                                              CITIZENS FINANCIAL GROUP INC.

                                       By

/s/ Victoria Lemire                           /s/ LISA M. STANTON
----------------------------                  ----------------------------
Witness                                       Duly authorized

                                              LISA M. STANTON
                                              ----------------------------
                                              [Print Name]

                                              SR. VICE PRESIDENT
                                              ----------------------------
                                              [Print Title]       10.06.96


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